 Exhibit 99.2

Table 1: PG&E Corporation Business Priorities 2010

•   Improve reliability

•   Improve safety and human performance

•   Deliver on budget, on plan, and on purpose

•   Drive customer satisfaction

•   Champion effective regulatory and legislative policies

Table 2: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (GAAP)
First Quarter, 2010 vs. 2009
(in millions, except per share amounts)

	Three months ended March 31,

	Earnings		Earnings per Common Share (Diluted)
	2010	2009	2010	2009

PG&E Corporation Earnings from Operations (1)	$303	$246	$0.79	$0.66
Items Impacting Comparability: (2)
Statewide ballot initiative (3)	(25)	-	(0.07)	-
Federal healthcare law (4)	(20)	-	(0.05)	-
Accelerated work on gas system (5)	-	(5)	-	(0.01)
PG&E Corporation Earnings on a GAAP basis	$258	$241	$0.67	$0.65

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.	For the three-month period ended March 31, 2010, PG&E Corporation contributed $25 million, after-tax, in support of Proposition 16 - The Taxpayers Right to Vote Act.

4.
For the three-month period ended March 31, 2010, PG&E Corporation recognized $20 million, after-tax, for the reduction in the deferred tax asset corresponding to the loss of tax deductibility of Medicare Part D federal subsidies.

5.	For the three-month period ended March 31, 2009, PG&E Corporation recognized $5 million, after-tax, for costs to perform accelerated system-wide gas integrity surveys and associated remedial work.

Table 3: Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
First Quarter, 2010 vs. 2009
(in millions)

	Three months ended March 31,

	Earnings
	2010	2009
Pacific Gas and Electric Company Earnings from Operations (1)	$306	$241
Items Impacting Comparability: (2)
Statewide ballot initiative (3)	(25)	-
Federal healthcare law (4)	(20)	-
Accelerated work on gas system (5)	-	(5)
Pacific Gas and Electric Company Earnings on a GAAP basis	$261	$236

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.	For the three-month period ended March 31, 2010, PG&E Corporation contributed $25 million, after-tax, in support of Proposition 16 - The Taxpayers Right to Vote Act.

4.
For the three-month period ended March 31, 2010, PG&E Corporation recognized $20 million, after-tax, for the reduction in the deferred tax asset corresponding to the loss of tax deductibility of Medicare Part D federal subsidies.

5.
For the three-month period ended March 31, 2009, Pacific Gas and Electric Company recognized $5 million, after-tax, for costs to perform accelerated system-wide gas integrity surveys and associated remedial work.

Table 4: Key Drivers of PG&E Corporation Earnings per Common Share from Operations
First Quarter, 2010 vs. 2009
($/Share, Diluted)

Q1 2009 EPS from Operations (1)	$0.66

Nuclear refueling outage (2)	0.06
Increase in rate base revenues	0.05
Market gains in benefit investment trusts	0.02
Severance costs (2)	0.02
Miscellaneous items	0.03

Storm and outage expenses	(0.03)
Increase in shares outstanding	(0.02)
Q1 2010 EPS from Operations (1)	$0.79

1.	See Table 2 for a reconciliation of EPS from operations to EPS on a GAAP basis.

2.	Costs incurred in 2009 with no similar costs in 2010.

Table 5: PG&E Corporation Share Statistics
First Quarter, 2010 vs. 2009
(shares in millions, except per share amounts)

	First Quarter 2010	First Quarter 2009	% Change

Common Stock Data

Book Value per share – end of period (1)	$26.74	$25.06	6.70%

Weighted average common shares outstanding, basic	371	364	1.92%
Employee share-based compensation	2	2	-%
Weighted average common shares outstanding, diluted	373	366	1.91%
9.5% Convertible Subordinated Notes (participating securities)	16	17	(5.88%)
Weighted average common shares outstanding and participating securities, diluted	389	383	1.57%

1.	Common shareholders’ equity per common share outstanding at period end (includes the effect of participating securities).

Source:  PG&E Corporation’s Condensed Consolidated Financial Statements and the Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Table 6: Operational Performance Metrics
First Quarter Year-to-Date Actual 2010 vs. Targets 2010

			2010
		Percentage Weight (1)	Q1 YTD Actual	Q1 YTD Target	EOY Target

1.	Earnings From Operations (in millions)	50%	$303	See note (2)	See note (2)

2.	Customer Satisfaction & Brand Health Index	15%	75.3	77.7	77.7

3.	Reliable Energy Delivery Index	15%	0.700	1.000	1.000

4.	Safety Index	10%	1.000	1.000	1.000

5.	Employee Engagement Premier Survey	5%	See note (3)	See note (3)	68.7%

6.	Environmental Leadership Index	5%	1.45	1.00	1.00

1.	Represents weighting used in calculating PG&E Corporation Short-Term Incentive Plan performance for management employees.

2.	Internal target not publicly disclosed but is consistent with publicly disclosed guidance for 2010 EPS from operations of $3.35-$3.50.

3.	The Employee Engagement Premier Survey will be administered in December 2010 with results available in February 2011.

DEFINITIONS OF 2010 OPERATIONAL PERFORMANCE METRICS FROM TABLE 6:

1.	Earnings from Operations:

Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations.  It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability).  The measurement is not in accordance with GAAP.  For a reconciliation of earnings from operations to earnings in accordance with GAAP, see Tables 2 and 3 above.

The 2010 target for earnings from operations is not publicly reported but is consistent with PG&E Corporation’s publicly disclosed guidance range provided for 2010 EPS from operations of $3.35-$3.50.  For a reconciliation of 2010 EPS guidance on an earnings from operations basis to a GAAP basis, see Table 8.

2.	Customer Satisfaction & Brand Health Index:

The Customer Satisfaction & Brand Health Index is a combination of a Customer Satisfaction Score, which has a 75 percent weighting and a Brand Favorability Score, which has a 25 percent weighting in the composite.  The Customer Satisfaction Score is a measure of overall satisfaction with PG&E’s operational performance in delivering services such as reliability, pricing of services, and customer service experience.  The Brand Favorability Score is a measure of the overall favorability towards the PG&E brand, and measures the emotional connection that customers have with the brand and is based on assessing perceptions regarding PG&E’s images, such as trust, heritage, and social responsibility.  The Customer Satisfaction & Brand Health Index measures residential, small business, and medium business customer perceptions with weightings of 60 percent for residential customers and 40 percent for business customers.  A higher index score indicates better performance in customer satisfaction and brand health.

3.	Reliable Energy Delivery Index:

The Reliable Energy Delivery Index is a composite of three categories outlined below.  Overall, these metrics provide a balanced view on the number and duration of electric system unplanned interruptions and performance improvement in the resurvey of the gas system.  A higher index score indicates better performance in reliable energy delivery.
1. System Average Interruption Frequency Index (SAIFI) – 35% weight
2. Customer Average Interruption Duration Index (CAIDI) – 35% weight
3. Gas Leak Survey – 30% weight

4.	Safety Index:

The Safety Index is a combination of the Occupational Safety & Health Administration (OSHA) Recordable Rate, which has a 75 percent weighting and the Motor Vehicle Incident (MVI) Rate, which has a 25 percent weighting in the composite.  The OSHA Recordable Rate measures the number of OSHA Recordable injuries, illnesses, or exposures that (1) satisfy OSHA requirements for recordability, and (2) occur in the current year.  In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable.  The rate measures how frequently OSHA Recordable cases occur for every 200,000 hours worked, or for approximately every 100 employees.  The MVI Rate measures the number of chargeable motor vehicle incidents per 1 million miles driven.  A chargeable incident is one where the Company driver could have prevented an incident, but failed to take reasonable steps to do so.  A higher index score indicates better safety performance.

5.	Employee Engagement Premier Survey:

The Employee Index is derived by averaging the percent favorable responses to 40 survey items. A higher index score indicates better performance in employee engagement.

6.	Environmental Leadership Index:

The Environmental Leadership Index is a combination of environmental compliance, which has a 50 percent weighting and operational footprint, which has a 50 percent weighting in the composite.  The environmental compliance is determined by the Notice of Violation (NOV) Rate which is defined as the rate of NOVs per 100 agency inspections.  The operational footprint is measured by reducing energy and water use, and increasing the diversion of solid waste at the Companies’ facilities.  A higher index score indicates better performance in environmental leadership.

Table 7: Pacific Gas and Electric Company Operating Statistics
First Quarter, 2010 vs. 2009

	Three Months Ended March 31,
	2010	2009
Electric Sales (in millions kWh)
Residential	7,704	7,670
Commercial	7,437	7,394
Industrial	3,180	3,515
Agricultural	633	719
BART, public street and highway lighting	189	205
Sales from Energy Deliveries	19,143	19,503

Total Electric Customers at March 31	5,150,312	5,135,745

Bundled Gas Sales (in millions MCF)
Residential	78	81
Commercial	18	20
Total Bundled Gas Sales	96	101
Transportation Only	149	127
Total Gas Sales	245	228

Total Gas Customers at March 31	4,293,178	4,275,340

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	4,723	3,191
Hydro (net)	2,085	2,069
Fossil	1,121	704
Total Utility Generation	7,929	5,964
Purchased Power
Qualifying Facilities, including renewable resources	3,255	3,640
Irrigation Districts	440	301
Renewable Resources, excluding QFs	1,557	1,192
Other Purchased Power	1,088	5,191
Spot Market Purchases/Sales, net	3,777	(98)
Total Purchased Power	10,117	10,226

Delivery from DWR	1,147	3,089

Delivery to Direct Access Customers	1,231	1,328

Other (includes energy loss)	(1,281)	(1,104)

Total Electric Energy Delivered	19,143	19,503

Diablo Canyon Performance
Overall capacity factor (including refuelings)	98%	68%
Refueling outage period	None	1/25/09 -3/24/09
Refueling outage duration during the period (days)	None	58.0

Table 8: PG&E Corporation EPS Guidance

2010 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.35	$3.50

Estimated Items Impacting Comparability (1)
Statewide ballot initiative (2)	(0.09)	(0.09)
Federal healthcare law (3)	(0.05)	(0.05)

Estimated EPS on a GAAP Basis	$3.21	$3.36

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.85

Estimated Items Impacting Comparability	-	-

Estimated EPS on a GAAP Basis	$3.65	$3.85

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in Accordance with GAAP.
2.	Costs related to Proposition 16 – The Taxpayers’ Right to Vote Act.
3.	Reduction in the deferred tax asset corresponding to the loss of tax deductibility of Medicare Part D federal subsidies.

Management's statements regarding guidance for earnings from operations per common share for PG&E Corporation and general earnings sensitivities, constitute forward-looking statements that are based on current expectations and assumptions that management believes are reasonable, including that the Utility earns its authorized rate of return. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

·	the Utility’s ability to manage capital expenditures and its operating and maintenance expenses within authorized levels;

·	the outcome of pending and future regulatory proceedings and whether the Utility is able to timely recover its costs through rates;

·
the adequacy and price of electricity and natural gas supplies and whether the new day-ahead, hour-ahead, and real-time wholesale electricity markets established by the California Independent System Operator (“CAISO”) will continue to function effectively, the extent to which the Utility can manage and respond to the volatility of electricity and natural gas prices, and the ability of the Utility and its counterparties to post or return collateral;

Table 8 (continued): PG&E Corporation EPS Guidance

·
explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third-party claims for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

·
the impact of storms, earthquakes, floods, drought, wildfires, disease, and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

·	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

·
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology that include the development of alternative technologies that enable customers to increase their reliance on self-generation, or other reasons;

·
the occurrence of unplanned outages at the Utility’s two nuclear generating units at the Diablo Canyon Power Plant (“Diablo Canyon”), the availability of nuclear fuel, the outcome of the Utility’s application to renew the operating licenses for Diablo Canyon, and potential changes in laws or regulations promulgated by the NRC or environmental agencies with respect to the storage of spent nuclear fuel, security, safety, or other matters associated with the operations at Diablo Canyon;

·	whether the Utility can operate efficiently to achieve cost savings and identify and successfully implement additional sustainable cost-saving measures;

·
whether the Utility earns incentive revenues or incurs obligations under incentive ratemaking mechanisms, such as the California Public Utilities Commission’s (“CPUC”) incentive ratemaking mechanism relating to energy savings achieved through implementation of the utilities’ customer energy efficiency programs;

·	the impact of federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

·
whether the Utility can successfully implement its program to install advanced meters for its electric and natural gas customers and integrate the new meters with its customer billing and other systems, the outcome of the independent investigation ordered by the CPUC and the California Legislature into customer concerns about the new meters, and the ability of the Utility to implement various rate changes including “dynamic pricing” by offering electric rates that can vary with the customer’s time of use and are more closely aligned with wholesale electricity prices;

·	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

·
the outcome of litigation, including litigation involving the application of various California wage and hour laws, and the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

·	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

·	the impact of environmental laws and regulations and the costs of compliance and remediation;

Table 8 (continued): PG&E Corporation EPS Guidance

·
the loss of customers due to various forms of bypass and competition, including municipalization of the Utility’s electric distribution facilities, increasing levels of  “direct access” by which consumers procure electricity from alternative energy providers, and implementation of “community choice aggregation,” which permits cities and counties to purchase and sell electricity for their local residents and businesses;

·	the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and

·	other factors and risks discussed in PG&E Corporation and Pacific Gas and Electric Company’s 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Table 9: General Earnings Sensitivities
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2010 Earnings Impact	Estimated 2011 Earnings Impact

Rate base	+/- $100 million change in rate base	+/- $6 million	+/- $6 million

Return on equity (ROE)	+/- 0.1% change in allowed ROE	+/- $11 million	+/- $13 million

Share count	+/- 1% change in average shares	+/- $.03 per share	+/- $.04 per share

Revenues	+/- $7 million change in at-risk revenue (pre-tax), including Electric Transmission and California Gas Transmission	+/- $.01 per share	+/- $.01 per share

These general earnings sensitivities that may affect 2010 and 2011earnings are forward-looking statements that are based on various assumptions that may prove to be inaccurate.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see Table 8.

Table 10: Cash Flow Sources and Uses
Year-to-Date 2010
PG&E Corporation Consolidated
(in millions)

Cash and Cash Equivalents, December 31, 2009	$527

Sources of Cash
Cash from operations	395
Decrease in restricted cash	4
Net proceeds from issuance of commercial paper	418
Common stock issued	10
Other	15
842

Uses of Cash
Capital expenditures	855
Investments in and proceeds from nuclear decommissioning trust, net	6
Energy recovery bonds matured	93
Common stock dividends paid	157
1,111

Cash and Cash Equivalents, March 31, 2010	$258

Source:  PG&E Corporation’s Condensed Consolidated Statement of Cash Flows included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Table 11: PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Cash Position
First Quarter, 2010 vs. 2009
(in millions)

	2010	2009	Change

Cash Flow from Operating Activities (YTD March 31)
PG&E Corporation	$(13)	$113	$(126)
Pacific Gas and Electric Company	408	777	(369)
	$395	$890	$(495)

Consolidated Cash Balance (at March 31)
PG&E Corporation	$198	$217	$(19)
Pacific Gas and Electric Company	60	54	6
	$258	$271	$(13)

Consolidated Restricted Cash Balance (at March 31)
PG&E Corporation	$-	$-	$-
Pacific Gas and Electric Company(1)	641	1,300	(659)
	$641	$1,300	$(659)

1.	Includes $12 million and $16 million of restricted cash classified as Other Noncurrent Assets – Other in 2010 and 2009, respectively.

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010.

Table 12: PG&E Corporation’s and Pacific Gas and Electric Company’s Long-Term Debt
First Quarter 2010 vs. Year-End 2009
(in millions)

	Balance at
	March 31, 2010	December 31, 2009
PG&E Corporation
Convertible subordinated notes, 9.50%, due 2010	$247	$247
Less: current portion	(247)	(247)
Total convertible subordinated notes	-	-
Senior notes, 5.75%, due 2014	350	350
Unamortized discount	(2)	(2)
Total senior notes	348	348
Total PG&E Corporation long-term debt, net of current portion	348	348
Utility
Senior notes:
4.20% due 2011	500	500
6.25% due 2013	400	400
4.80% due 2014	1,000	1,000
5.625% due 2017	700	700
8.25% due 2018	800	800
6.05% due 2034	3,000	3,000
5.80% due 2037	700	700
6.35% due 2038	400	400
6.25% due 2039	550	550
5.40% due 2040	550	550
Less: current portion	-	-
Unamortized discount, net of premium	(34)	(35)
Total senior notes	8,566	8,565
Pollution control bonds:
Series 1996 C, E, F, 1997 B, variable rates(1), due 2026(2)	614	614
Series 1996 A, 5.35%, due 2016	200	200
Series 2004 A-D, 4.75%, due 2023	345	345
Series 2008 G and F, 3.75%(3), due 2018 and 2026	95	95
Series 2009 A-D, variable rates (4), due 2016 and 2026 (5)	309	309
Less: current portion	(595)	(95)
Total pollution control bonds	968	1,468
Total Utility long-term debt, net of current portion	9,534	10,033
Total consolidated long-term debt, net of current portion	$9,882	$10,381

(1) At March 31, 2010, interest rates on these bonds and the related loans ranged from 0.27% to 0.33%.
(2)  Each series of these bonds is supported by a separate letter of credit that expires on February 26, 2012. Although the stated maturity date is 2026, each series will remain outstanding only if the Utility extends or replaces the letter of credit related to the series or otherwise obtains a consent from the issuer to the continuation of the series without a credit facility.

(3) These bonds bear interest at 3.75% per year through September 19, 2010, are subject to mandatory tender on September 20, 2010, and may be remarketed in a fixed or variable rate mode.
(4) At March 31, 2010, interest rates on these bonds and the related loans ranged from 0.24% to 0.28%.
(5)  Each series of these bonds is supported by a separate direct-pay letter of credit that expires on October 29, 2011. The Utility may choose to provide a substitute letter of credit for any series of these bonds, subject to a rating requirement.

Table 13: PG&E Corporation and Pacific Gas and Electric Company Repayment Schedule and Interest Rates - Long-Term Debt and Energy Recovery Bonds as of March 31, 2010
(in millions, except interest rates)

	2010	2011	2012		2013	2014	Thereafter	Total
LONG-TERM DEBT:
PG&E Corporation
Average fixed interest rate	9.50%	-	-		-	5.75%	-	7.30%
Fixed rate obligations	$247	-	-		-	$350	-	$597
Utility
Average fixed interest rate	3.75%	4.20%	-		6.25%	4.80%	6.13%	5.86%
Fixed rate obligations	$95	$500	-		$400	$1,000	$7,245	$9,240
Variable interest rate as of March 31, 2010	-	0.27%	0.29%		-	-	-	0.29%
Variable rate obligations	-	$309 (1)	$614	(2)	-	-	-	$923
Less: current portion	(342)	(500)	-		-	-	-	(842)
Total consolidated long-term debt	$-	$309	$614		$400	$1,350	$7,245	$9,918

(1)  These bonds, due from 2016 through 2026, are backed by a direct-pay letter of credit that expires on October 29, 2011. The bonds will be subject to a mandatory redemption unless the letter of credit is extended or replaced or the issuer consents to the continuation of these series without a credit facility. Accordingly, the bonds have been classified for repayment purposes in 2011.

(2)  The $614 million pollution control bonds, due in 2026, are backed by letters of credit that expire on February 26, 2012. The bonds will be subject to a mandatory redemption unless the letters of credit are extended or replaced. Accordingly, the bonds have been classified for repayment purposes in 2012.

ENERGY RECOVERY BONDS (3):	2010	2011	2012	Total
Utility
Average fixed interest rate	4.51%	4.59%	4.66%	4.60%
Energy recovery bonds	$293	$404	$423	$1,120

(3)  These bonds were issued by PG&E Energy Recovery Funding LLC (“PERF”), a wholly owned consolidated subsidiary of Pacific Gas and Electric Company. The proceeds were used by PERF to purchase from Pacific Gas and Electric Company the right, known as "recovery property," to be paid a specified amount from a dedicated rate component to be collected from Pacific Gas and Electric Company’s electricity customers. While PERF is a wholly owned subsidiary of Pacific Gas and Electric Company, it is legally separate from Pacific Gas and Electric Company. The assets, including the recovery property, of PERF are not available to creditors of PG&E Corporation or Pacific Gas and Electric Company, and the recovery property is not legally an asset of PG&E Corporation or Pacific Gas and Electric Company.

Table 14: Pacific Gas and Electric Company
Docket Numbers of Selected Regulatory Cases

Name	Brief Description	Docket Number

Nuclear Relicensing
On January 29, 2010, the Utility filed an application with the CPUC to recover the costs associated with renewal of the Diablo Canyon Power Plant (“DCPP”) operating licenses for Units 1 and 2.  The application requests authority to recover in rates, starting January 1, 2015, an initial revenue requirement of $21.6 million for costs associated with obtaining the federal and state approvals required to seek license renewal.  DCPP’s current federal operating licenses expire in 2024 and 2025 for the two units.  The Utility requested that the Nuclear Regulatory Commission renew the current operating licenses for an additional 20 years to 2044 and 2045.

A.10-01-022
2011 General Rate Case (“GRC”)
On December 21, 2009, the Utility filed its 2011 GRC to determine the amount of base revenues that the Utility may collect in rates to recover costs for the Utility’s gas and electric distribution and electric generation operations for the period 2011 to 2013.  The Utility has requested a final decision from the CPUC by the end of 2010.   On March 22, 2010, the Utility filed its 2011 GRC Phase 2 application, proposing to revise its electric marginal costs, revenue allocation, and rate design.  In addition, the Utility proposes to implement voluntary Real Time Pricing rates by May 2012.

A.09-12-020 A.10-03-014
SmartGrid Compressed Energy Storage Demonstration Project
On January 21, 2010, the CPUC approved  the Utility’s request to recover $24.9 million in costs for the first phase  of a 300-MW advanced compressed air energy storage system demonstration project. The Utility will receive  amatching grant from the U.S. Department of Energy under the American Reinvestment and Recovery Act.

A.09-09-019 D.10-01-025
Manzana Wind Project
On December 3, 2009, the Utility requested that the CPUC approve: (1) a purchase and sale agreement to acquire the Manzana wind project from Iberdrola Renewables, Inc. and (2) a project completion agreement  under which a subsidiary of Iberdrola will develop and construct the project.  The Utility estimates that it would capital costs of approximately $900 million for the project. The Utility has requested a final decision from the CPUC by September 2010.

A. 09-12-002
Request for New Generation Offers and Potential New Utility-Owned Generation
Following the Utility’s request for offers for long-term generation resources, the Utility executed several contracts that were submitted to the CPUC for approval in 2009.  One of the contracts is a proposal for a third party to develop a 586-MW natural gas fired combined-cycle facility to be transferred to, and operated by, the Utility following expected completion in 2014.  A final decision is expected in the third quarter of 2010.

R.06-02-013 A.09-04-001 A.09-09-021
2011 Gas Transmission and Storage Rate Case
On September 18, 2009, the Utility filed an application with the CPUC requesting that the CPUC determine the rates, terms, and conditions of the Utility’s gas transmission and storage services beginning January 1, 2011.  A final decision is expected in late 2010.
A.09-09-013

Table 14 (continued): Pacific Gas and Electric Company
Docket Numbers of Selected Regulatory Cases

Name	Brief Description	Docket Number

Transmission Owner (“TO”) 12 Rate Case
On July 30, 2009, the Utility filed its TO 12 rate case at the FERC, requesting a retail transmission revenue requirement of $946 million. Rates became effective on March 1, 2010, subject to refund after the FERC issues a final decision.  On March 31, the Utility requested that the FERC approve an uncontested all-party settlement agreement that proposes a retail transmission revenue requirement of $875 million.  A final decision is expected in the second or third quarter of 2010.

ER09-1521-000
Photovoltaic Program
On April 22, 2010, the CPUC approved the Utility’s five-year program to (1) develop up to 250 MW of Utility-owned renewable generation resources based on solar photovoltaic (“PV”) technology for an aggregate cost of up to $1.5 billion and (2) execute power purchase agreements for up to 250 MW of PV projects to be developed by independent power producers.  The Utility-owned portion of the PV facilities is subject to traditional rate base treatment.

A.09-02-019
Energy Efficiency Order Instituting Rulemaking Post-2005
This is a CPUC proceeding to establish incentive ratemaking mechanisms for implementation of the California utilities’ energy efficiency programs and to resolve the utilities’ claims for 2006-2008 shareholder incentives.  In December 2009, the CPUC authorized the Utility’s second interim claim and awarded the Utility $33.4 million for energy savings achieved over the 2006-2008 program cycle. Any additional incentive award for the 2006-2008 cycle is subject to verification and the final true-up process expected to be completed in 2010.  The CPUC has not yet determined the incentive mechanism that will apply to energy efficiency programs in 2009 and future years.

R.09-01-019 D.09-12-045
SmartGrid Order Instituting Rulemaking
This is a CPUC proceeding to consider the development of SmartGrid technologies in California. The CPUC issued an initial policy decision in December 2009 adopting procedures for SCE, PG&E and SDG&E to obtain CPUC approval for Smart Grid-related investments through general rate cases or individual applications.  This rulemaking proceeding will have additional phases in 2010 and 2011.

R.08-12-009 D.09-12-046
Proposed Electric Distribution Reliability Program (Cornerstone Improvement Program)
The Utility requested the CPUC to authorize $2.1 billion in capital expenditures and operating and maintenance expense associated with the Utility’s proposed electric distribution reliability program over a six-year period beginning in 2010 through 2016.  The requested amounts are incremental to amounts previously authorized for recovery in the 2007 GRC and are incremental to amounts the Utility has requested in its 2011 GRC.  A final decision is expected in the second quarter of 2010.

A.08-05-023

Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, or PG&E Corporation and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2009.

Table 15: PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2010	2009
Operating Revenues
Electric	$2,510	$2,426
Natural gas	965	1,005
Total operating revenues	3,475	3,431
Operating Expenses
Cost of electricity	920	883
Cost of natural gas	495	557
Operating and maintenance	991	1,059
Depreciation, amortization, and decommissioning	451	419
Total operating expenses	2,857	2,918
Operating Income	618	513
Interest income	2	9
Interest expense	(168)	(181)
Other (expense) income, net	(6)	18
Income Before Income Taxes	446	359
Income tax provision	185	115
Net Income	261	244
Preferred dividend requirement of subsidiary	3	3
Income Available for Common Shareholders	$258	$241
Weighted Average Common Shares Outstanding, Basic	371	364
Weighted Average Common Shares Outstanding, Diluted	389	366
Net Earnings Per Common Share, Basic	$0.69	$0.65
Net Earnings Per Common Share, Diluted	$0.67	$0.65
Dividends Declared Per Common Share	$0.46	$0.42

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Table 16: PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	March 31,	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$258	$527
Restricted cash	629	633
Accounts receivable:
Customers (net of allowance for doubtful accounts of $69 million in 2010 and $68 million in 2009)	1,528	1,609
Accrued unbilled revenue	638	671
Regulatory balancing accounts	1,468	1,109
Inventories:
Gas stored underground and fuel oil	59	114
Materials and supplies	196	200
Income taxes receivable	112	127
Prepaid expenses and other	733	667
Total current assets	5,621	5,657
Property, Plant, and Equipment
Electric	30,918	30,481
Gas	10,823	10,697
Construction work in progress	1,993	1,888
Other	14	14
Total property, plant, and equipment	43,748	43,080
Accumulated depreciation	(14,371)	(14,188)
Net property, plant, and equipment	29,377	28,892
Other Noncurrent Assets
Regulatory assets	5,602	5,522
Nuclear decommissioning funds	1,929	1,899
Income taxes receivable	596	596
Other	415	379
Total other noncurrent assets	8,542	8,396
TOTAL ASSETS	$43,540	$42,945

Source: PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Table 16 (continued): PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	March 31,	December 31,
	2010	2009
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$1,251	$833
Long-term debt, classified as current	842	342
Energy recovery bonds, classified as current	390	386
Accounts payable:
Trade creditors	882	984
Disputed claims and customer refunds	772	773
Regulatory balancing accounts	312	281
Other	481	349
Interest payable	795	818
Income taxes payable	268	214
Deferred income taxes	506	332
Other	1,281	1,501
Total current liabilities	7,780	6,813
Noncurrent Liabilities
Long-term debt	9,882	10,381
Energy recovery bonds	730	827
Regulatory liabilities	4,190	4,125
Pension and other postretirement benefits	1,968	1,773
Asset retirement obligations	1,603	1,593
Deferred income taxes	4,656	4,732
Other	2,110	2,116
Total noncurrent liabilities	25,139	25,547
Commitments and Contingencies
Equity
Shareholders’ Equity
Preferred stock, no par value, authorized 80,000,000 shares, $100 par value, authorized 5,000,000 shares, none issued	-	-
Common stock, no par value, authorized 800,000,000 shares, issued 371,222,918 common and 480,848 restricted shares in 2010 and issued 370,601,905 common and 670,552 restricted shares in 2009	6,307	6,280
Reinvested earnings	4,302	4,213
Accumulated other comprehensive loss	(240)	(160)
Total shareholders’ equity	10,369	10,333
Noncontrolling Interest – Preferred Stock of Subsidiary	252	252
Total equity	10,621	10,585
TOTAL LIABILITIES AND EQUITY	$43,540	$42,945

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Table 17: PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Three Months Ended
	March 31,
	2010	2009
Cash Flows from Operating Activities
Net income	$261	$244
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	506	463
Allowance for equity funds used during construction	(28)	(25)
Deferred income taxes and tax credits, net	137	235
Other changes in noncurrent assets and liabilities	(113)	(51)
Effect of changes in operating assets and liabilities:
Accounts receivable	114	301
Inventories	59	166
Accounts payable	87	(116)
Income taxes receivable/payable	69	209
Regulatory balancing accounts, net	(377)	(180)
Other current assets	35	32
Other current liabilities	(381)	(390)
Other	26	2
Net cash provided by operating activities	395	890
Cash Flows from Investing Activities
Capital expenditures	(855)	(1,079)
Decrease in restricted cash	4	11
Proceeds from sales of nuclear decommissioning trust investments	337	387
Purchases of nuclear decommissioning trust investments	(343)	(412)
Other	9	7
Net cash used in investing activities	(848)	(1,086)
Cash Flows from Financing Activities
Borrowings under revolving credit facility	-	300
Repayments under revolving credit facility	-	(300)
Net issuance of commercial paper, net of discount of $2 million in 2009	418	96
Proceeds from issuance of long-term debt, net of discount and issuance costs of $16 million in 2009	-	884
Long-term debt matured or repurchased	-	(600)
Energy recovery bonds matured	(93)	(89)
Common stock issued	10	96
Common stock dividends paid	(157)	(138)
Other	6	(1)
Net cash provided by financing activities	184	248
Net change in cash and cash equivalents	(269)	52
Cash and cash equivalents at January 1	527	219
Cash and cash equivalents at March 31	$258	$271

Table 17 (continued): PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(193)	$(190)
Income taxes, net	-	294
Supplemental disclosures of noncash investing and financing activities
Common stock dividends declared but not yet paid	$169	$154
Capital expenditures financed through accounts payable	215	235
Noncash common stock issuances	-	33

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Table 18: Pacific Gas and Electric Company
Condensed Consolidated Statements of Income
(in millions)

	(Unaudited)
	Three Months Ended
	March 31,
	2010	2009
Operating Revenues
Electric	$2,510	$2,426
Natural gas	965	1,005
Total operating revenues	3,475	3,431
Operating Expenses
Cost of electricity	920	883
Cost of natural gas	495	557
Operating and maintenance	990	1,059
Depreciation, amortization, and decommissioning	451	419
Total operating expenses	2,856	2,918
Operating Income	619	513
Interest income	2	9
Interest expense	(156)	(173)
Other (expense) income, net	(6)	21
Income Before Income Taxes	459	370
Income tax provision	195	131
Net Income	264	239
Preferred dividend requirement	3	3
Income Available for Common Stock	$261	$236

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Table 19: Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	March 31,	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$60	$334
Restricted cash	629	633
Accounts receivable:
Customers (net of allowance for doubtful accounts of $69 million in 2010 and $68 million in 2009)	1,528	1,609
Accrued unbilled revenue	638	671
Related parties	1	1
Regulatory balancing accounts	1,468	1,109
Inventories:
Gas stored underground and fuel oil	59	114
Materials and supplies	196	200
Income taxes receivable	121	138
Prepaid expenses and other	732	662
Total current assets	5,432	5,471
Property, Plant, and Equipment
Electric	30,918	30,481
Gas	10,823	10,697
Construction work in progress	1,993	1,888
Total property, plant, and equipment	43,734	43,066
Accumulated depreciation	(14,358)	(14,175)
Net property, plant, and equipment	29,376	28,891
Other Noncurrent Assets
Regulatory assets	5,602	5,522
Nuclear decommissioning funds	1,929	1,899
Related parties receivable	24	25
Income taxes receivable	610	610
Other	326	291
Total other noncurrent assets	8,491	8,347
TOTAL ASSETS	$43,299	$42,709

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Table 19 (continued): Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	March 31,	December 31,
	2010	2009
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$1,251	$833
Long-term debt, classified as current	595	95
Energy recovery bonds, classified as current	390	386
Accounts payable:
Trade creditors	882	984
Disputed claims and customer refunds	772	773
Related parties	24	16
Regulatory balancing accounts	312	281
Other	478	347
Interest payable	779	813
Income tax payable	283	223
Deferred income taxes	511	334
Other	1,079	1,307
Total current liabilities	7,356	6,392
Noncurrent Liabilities
Long-term debt	9,534	10,033
Energy recovery bonds	730	827
Regulatory liabilities	4,190	4,125
Pension and other postretirement benefits	1,912	1,717
Asset retirement obligations	1,603	1,593
Deferred income taxes	4,686	4,764
Other	2,080	2,073
Total noncurrent liabilities	24,735	25,132
Commitments and Contingencies
Shareholders’ Equity
Preferred stock without mandatory redemption provisions:
Nonredeemable, 5.00% to 6.00%, outstanding 5,784,825 shares	145	145
Redeemable, 4.36% to 5.00%, outstanding 4,534,958 shares	113	113
Common stock, $5 par value, authorized 800,000,000 shares, issued 264,374,809 shares in 2010 and 2009	1,322	1,322
Additional paid-in capital	3,076	3,055
Reinvested earnings	6,786	6,704
Accumulated other comprehensive loss	(234)	(154)
Total shareholders’ equity	11,208	11,185
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,299	$42,709

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

Table 20: Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Three Months Ended
	March 31,
	2010	2009
Cash Flows from Operating Activities
Net income	$264	$239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	491	456
Allowance for equity funds used during construction	(28)	(25)
Deferred income taxes and tax credits, net	138	234
Other changes in noncurrent assets and liabilities	(98)	(48)
Effect of changes in operating assets and liabilities:
Accounts receivable	114	298
Inventories	59	166
Accounts payable	94	(107)
Income taxes receivable/payable	77	95
Regulatory balancing accounts, net	(377)	(180)
Other current assets	35	34
Other current liabilities	(387)	(386)
Other	26	1
Net cash provided by operating activities	408	777
Cash Flows from Investing Activities
Capital expenditures	(855)	(1,079)
Decrease in restricted cash	4	11
Proceeds from sales of nuclear decommissioning trust investments	337	387
Purchases of nuclear decommissioning trust investments	(343)	(412)
Other	5	2
Net cash used in investing activities	(852)	(1,091)
Cash Flows from Financing Activities
Borrowings under revolving credit facility	-	300
Repayments under revolving credit facility	-	(300)
Net issuance of commercial paper, net of discount of $2 million in 2009	418	96
Proceeds from issuance of long-term debt, net of discount and issuance costs of $12 million in 2009	-	538
Long-term debt matured or repurchased	-	(600)
Energy recovery bonds matured	(93)	(89)
Preferred stock dividends paid	(4)	(3)
Common stock dividends paid	(179)	(156)
Equity contribution	20	528
Other	8	2
Net cash provided by financing activities	170	316
Net change in cash and cash equivalents	(274)	2
Cash and cash equivalents at January 1	334	52
Cash and cash equivalents at March 31	$60	$54

Table 20 (continued): Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(193)	$(190)
Income taxes, net	-	163
Supplemental disclosures of noncash investing and financing activities
Capital expenditures financed through accounts payable	$215	$235

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.